Exhibit 99.1

News Release

Analysts and Media Contact:

Susan Giles (972) 855-3729

Atmos Energy Announces Sale of Atmos Energy Marketing

•	Atmos Energy to sell its nonregulated gas marketing business to a subsidiary of CenterPoint Energy

•	Transaction expected to close in the first calendar quarter of 2017, subject to customary approvals

•	No impact on earnings per share growth of six to eight percent through fiscal 2020

DALLAS (October 31, 2016)—Atmos Energy Corporation (NYSE: ATO) today announced that Atmos Energy Holdings, Inc., a wholly-owned subsidiary has executed a definitive agreement to sell all of the equity interest in Atmos Energy Marketing, LLC (AEM) to CenterPoint Energy Services, Inc., an indirect wholly-owned subsidiary of CenterPoint Energy, Inc. (NYSE: CNP). The transaction will include the transfer of approximately 800 delivered gas customers and AEM’s related asset optimization business at an all cash price of $40.0 million plus working capital at the date of closing. No material gain or loss is currently anticipated in connection with the closing of this transaction.

“We are pleased to have found a strategic buyer for our nonregulated delivered gas business, Atmos Energy Marketing, in CenterPoint Energy,” said Kim Cocklin, Chief Executive Officer of Atmos Energy Corporation. “CenterPoint brings substantial scale and diversity, with a sharp focus on superior customer service and excellent employee relations.”

“Given our company’s long-term vision to become the nation’s safest regulated natural gas utility and to further our strategy to grow organically by investing in our regulated infrastructure, now is the perfect time to move forward with this sale,” said Mike Haefner, President and Chief Operating Officer of Atmos Energy Corporation. “This transaction results in Atmos Energy becoming a fully regulated pure-play natural gas company. Finally, it is important to note that the sale of this business will not reduce our ability and commitment to deliver earnings per diluted share growth in the six to eight percent range through fiscal 2020.”

The sale is expected to close in the first calendar quarter of 2017. The proceeds from this transaction will be redeployed to fund infrastructure investment in the regulated business. Once the sale is complete, Atmos Energy will have fully exited the nonregulated gas marketing business. Atmos Energy will release fiscal 2016 results and give fiscal 2017 earnings guidance after the market close on November 9, 2016.

Forward-Looking Statements

The matters discussed in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release or in any of the company’s other documents or oral presentations, the words “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “projection,” “seek,” “strategy” or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in this news release, including the risks and uncertainties relating to regulatory trends and decisions, the company’s ability to continue to access the capital markets and the other factors discussed in the company’s reports filed with the Securities and Exchange Commission. These factors include the risks and uncertainties discussed in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and in the company’s Quarterly Report on Form 10-Q for the three and nine months ended June 30, 2016. Although the company believes these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. The company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

About Atmos Energy

Atmos Energy Corporation, headquartered in Dallas, is the country’s largest natural-gas-only distributor, serving over three million natural gas distribution customers in over 1,400 communities in eight states from the Blue Ridge Mountains in the East to the Rocky Mountains in the West. Atmos Energy also manages company-owned natural gas pipeline and storage assets, including one of the largest intrastate natural gas pipeline systems in Texas and currently provides natural gas marketing and procurement services to industrial, commercial and municipal customers primarily in the Midwest and Southeast. For more information, visit www.atmosenergy.com.

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